EXHIBIT 10.5

Producers 88 (3/99) TX-Gen
Paid-up, Pooling

OIL, GAS AND MINERAL LEASE

           This Lease Agreement is entered into this 17th day of July, 2006, (the "Effective Date") between Henry J. Janssen. Jr., as "Lessor," whether one or more, whose address is 484 FM 81, Runge, Texas 78151, and Penasco Petroleum, Inc., as "Lessee", whose address is 9801 Anderson Mill Rd., Suite 230, Austin, Texas 78750.

           In consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is acknowledged, and of the royalties and agreements of Lessee contained in this Lease, Lessor grants, leases, and lets exclusively to Lessee, its successors and assigns, all of the land described in this Lease, together with any reversionary rights of Lessor, for the purpose of exploring by geological, geophysical, and all other methods, and of drilling, producing and operating wells or mines for the recovery of oil, gas and other hydrocarbons, and all other minerals or substances, whether similar or dissimilar, that may be produced from any well or mine on the leased premises, including primary, secondary, tertiary, cycling, pressure maintenance methods of recovery, and all other methods, whether now known or unknown, with all related incidental rights, and to establish and utilize facilities for surface and subsurface disposal of salt water, and to construct, maintain and remove roadways, tanks, pipelines, electric power and telephone lines, power stations, machinery and structures thereon, to produce, store, transport, treat and remove all substances described above, and their products, together with the right of ingress and egress to and from the land subject to this Lease and across any other land now or later owned by Lessor. The land that is covered by and subject to this Lease is situated in Karnes County, Texas, and is described as follows and referred to in this Lease as the "land" or the "lands":

138 acres, more or less, described in the Oil and Gas Lease dated October 18, 1972, executed by Ema L. Janssen, et al, as Lessor, to Earl Scheig, as Lessee, recorded in Volume 417, Page 337 of the Deed Records of Karnes County, Texas, covering 138 acres out of the Charles A. Labazon Division of the Victor Blanco Four League Grant, A-3, Karnes County, Texas.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

           This Lease covers all of the land described above, and in addition it covers and there is expressly leased, let, and demised to the same extent as if described above, all lands owned or claimed by Lessor adjacent, contiguous to or a part of the lands specifically described above, whether the additional lands are owned or claimed by deed, limitation or otherwise, and whether they arc inside or outside the stated description, whether they are held under fence by Lessor or not, and whether the additional lands are in the named survey or other survey or surveys. This is a Lease in gross and not by the acre and the bonus money paid shall be effective to cover all such lands irrespective of the number of acres they actually contained, and the lands included within the terms of this Lease are estimated to comprise 138 acres, whether they actually comprise more or less.

           1.   Term of Lease Without reference to the commencement, prosecution, or cessation at any time of drilling or other development operations, or to the discovery, development, or cessation at any time of production of oil, gas, or other minerals, and notwithstanding anything else contained in this Lease to the contrary, this Lease shall be for a term of 6 months from the date stated above (the "Primary Term") and as long thereafter as oil, gas, or other minerals are produced from the lands, or land with which the lands are pooled, or as long as this Lease is continued in effect as otherwise provided by the terms of this Lease.

           2.    Royalty The royalties to be paid by Lessee are: (a) on oil, and on other liquid hydrocarbons saved at the well, (3/16) of that produced and saved from the land, the same to be delivered at the wells or to the credit of Lessor in the pipeline to which the wells may be connected, Lessor's interest in either case shall bear its proportionate share of any expenses for treating oil to make it marketable as crude; (b) on gas, including casinghead gas or other gaseous substances produced from the land and sold on or off the premises, (3/16) of the net proceeds at the well received from the sale of gas, provided that on gas used off the premises or by Lessee in the manufacture of gasoline or other products, the royalty shall be the market value at the well of (N/A) of the gas so used, and as to all gas sold by Lessee under a written contract, the price received by'Lessee for that gas shall be conclusively presumed to be the net proceeds at the well or the market value at the well for the gas so sold; (c) on all other minerals mined and marketed, (N/A), either in kind or value at the well or mine at Lessee's election; and, (d) at any time and from time to time either at or after the expiration of the Primary Term of this Lease, if there is a gas well or wells on the land or lands pooled with the land subject to this Lease (and for purposes of this clause (e) the term "gas well" shall include wells capable of producing natural gas, condensate, distillate, or any gaseous substance and wells classified as gas wells by any governmental authority) and the well or wells are or have been shut-in before or after production, it shall be deemed that the well or wells are producing gas within the meaning of paragraph 1 and this Lease shall not terminate. In that event, Lessee covenants and agrees to pay, as royalty, shut-in gas royalty in the amount of Fifty Dollars ($50.00) per annum as long as the well or wells are shut-in and this Lease is not maintained in force or effect by any other of its provisions. The shut-in royalty shall be paid or tendered to Lessor or to Lessor's credit in the (Direct to lessor) Bank at ( ), which Bank or any successor Bank shall continue to be the agent for Lessor and Lessor's successors and assigns. Should Lessee elect, that Bank may also be used to be paid any other sums, including royalties due under this Lease. If that Bank (or any successor Bank) should fail liquidate, or be succeeded by another Bank, or for any reason fail or refuse to accept shut-in royalty or any other payment, Lessee shall not be held in default until thirty (30) days after Lessor shall deliver to Lessee a recordable instrument making provision for another method of payment or tender. Any depository change is a liability of the. Lessor. Any payment or tender of shut-in royalty made under the terms of this Lease may be made by check or draft of Lessee mailed or delivered to the Bank or to Lessor. In the event Lessee is obligated to pay the shut-in royalty indicated, the first payment of shut-in royalty shall be due and payable on or before ninety (90) days following the date on which the well is shut-in, or if shut-in during the Primary Term then on or before ninety (90) days following the expiration of the Primary Term, and subsequent payments, if required under the terms of this paragraph shall be due and payable annually on or before the anniversary of the date of the original payment.

           It is specifically provided that this is a Paid-Up Lease during the term set out above as the "Primary Term" and there shall be no obligations or liability on the Lessee to make any shut-in royalty payment or other payment during the Primary Term, and without any other payment this Lease shall remain in full force and effect during the Primary Term. The obligation to pay the shut-in royalty provided for above shall be a covenant running with the land, and under no conditions shall the failure to comply with this obligation serve or be used to terminate this Lease or to work any forfeiture of rights granted to the Lessee.

           3.   Operations If at the expiration of the Primary Term of this Lease, oil, gas, or other minerals are not being produced from the lands or land pooled with the lands subject to this Lease, but Lessee is then engaged in drilling or reworking operations, this Lease shall remain in force so long as drilling or reworking operations, are prosecuted (whether on the same or different wells) with no cessation of more than sixty (60) consecutive days, and if they result in production, so long thereafter oil, gas, or other minerals are produced from the lands or land pooled with the lands subject to this Lease. If production of oil, gas, or other minerals on the lands or land pooled with the lands should cease from any cause after the primary term, this Lease nevertheless shall continue in force and effect as long as additional drilling operations or reworking operations are conducted on this Lease, or on any acreage pooled with the lands, which additional operations shall be deemed to be had when not more than sixty (60) days elapse between the abandonment of operations on one well and the commencement of operations on another well, and if production is obtained this Lease shall continue as long as oil, gas, or other minerals are produced from the lands or land pooled with the lands, and as long thereafter as additional operations, either drilling or reworking are had on the lands or pooled lands. In the event a well or wells producing oil or gas in paying quantities should be brought in on adjacent land and within 467 feet of and draining the leased premises, Lessee agrees to drill offset wells as a reasonably prudent operator would drill under the same or similar circumstances. The judgment of the Lessee, when not fraudulently exercised, in carrying out the purpose of this Lease shall be conclusive.

           4.   Pooling Lessee, its successors and assigns, at its option, at any time and from time to time, and without Lessor's joinder or further consent, is given the right and power to pool all or any part of the land or any interests covered by this Lease, as to oil, gas, condensate or distillate, or any of them, or either of them, with any'other land, interests, lease or leases, or any of them, adjacent, adjoining, or located in the immediate vicinity of the lands, when in Lessee's judgment it is necessary or advisable to do so in order to efficiently develop or operate the lands in compliance with the spacing rules of the Railroad Commission of Texas, or other lawful authority, or when to do so would, in the judgment of Lessee, promote the conservation of oil and gas on the lands, the pooling to be into a well unit or units.not exceeding forty (40) acres for oil plus an acreage tolerance of ten percent (10%), and not exceeding six-hundred-forty (640) acres for gas plus an acreage tolerance of ten percent (10%), provided that should the governmental authority having jurisdiction prescribe or permit the creation of units larger than those specified, units may be created or enlarged to conform substantially in size with those prescribed or permitted by governmental regulations. Lessee may pool all or part of the land or interests described above, provided as to oil or gas in any one or more strata and any units formed need not conform in size or area with the unit or units into which the lease is pooled or combined as to any other stratum or strata, and oil units need not conform as to area with gas units. The pooling in one or more instances shall not exhaust the rights of the Lessee to pool the lands, or any portion of the lands, into other units. Lessee shall execute in writing and file, for record in the county or counties where the lands are situated an instrument designating and describing the pooled acreage, which pooling and designation may be accomplished either before or after a well or wells are drilled or completed on the unit. The entire acreage so pooled into a unit shall be treated for all purposes, except the payment of royalties, overriding royalties or payments out of production, as if it were included in this Lease; and drilling or reworking operations, production of oil or gas, condensate or distillate, cessation of production, or the existence of a shut-in gas well, shall be considered for all purposes, except the payment of royalties, as if the operations were conducted, or the production or cessation of production or existence of a shut-in gas well were on the land, whether or not the well or wells be located on the lands. In lieu of the royalties, overriding royalties or payment out of production, if any, specified in this Lease, Lessor shall receive from a unit only the portion of the royalty, overriding royalty or payment out of production, if any, as the amount of the acreage (surface acres) in the lands subject to this Lease, which is placed in the unit bears to the total acreage (surface acres) pooled in the particular unit involved. Shut-in gas royalties with respect to unit shut-in gas wells shall be payable in accordance with the provisions and in the amount set forth in this Lease. Should any unit created by the terms of this Lease contain less than the maximum number of acres specified or allowed, then Lessee may at any later time, whether before or after production is obtained on the unit, enlarge the unit by adding additional acreage, but the enlarged unit shall in no event exceed the acreage content specified or allowed. In the event an existing unit is enlarged, Lessee shall execute and file for record in the county or counties in which the lands are located a supplemental designation and description of the land added to the existing unit, provided, that if the supplemental designation and description is not filed until production is obtained on the unit as originally created, then and in that event the supplemental designation and description shall not become effective until the first day of the calendar month next following the filing. At any time, for any reason, or in the event the well or wells drilled on any unit shall fail to produce oil or gas, or in the event the production from any well or wells shall cease, Lessee may terminate any unitized area. A termination may be accomplished by filing for record in the county or counties where the lands are located proper instruments evidencing that termination.

           5.   Ancillary Rights Lessee shall have the free use of oil, gas, and water from the lands, except water from Lessor's wells and tanks, for all operations under this Lease, including but not limited to repressuring, pressure maintenance, cycling, and secondary recovery operations, and the royalty on oil and gas shall be computed after deducting any so used. Lessee shall have the right at any time during or after the expiration of this Lease to remove all property and fixtures placed on the lands by Lessee, including the right to draw and remove all casing. No well shall be drilled within two hundred feet (200 ft) of any residence or barn now on the lands, without. Lessor's consent.

           6.   Ownership Changes The rights of either Lessor or Lessee may be assigned in whole or in part, and the provisions of this Lease shall extend to the heirs, executors, administrators, successors, and assigns of the Lessor and Lessee, but no change or division in ownership of the lands or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee or impair the effectiveness of any payment previously made by Lessee. No change or division in the ownership of the lands or royalties shall impair the effectiveness of any payment previously made by Lessee or be binding on Lessee for any purpose (and irrespective of whether Lessee has either actual or constructive knowledge) until 60 days after the person acquiring any interest has furnished. Lessee with the instrument or instruments or certified copies of them, constituting the person's chain of title from the original Lessor.

           7.   Regulation and Delay Lessee shall not be liable for delays or defaults in its performance of any agreement or covenant in this Lease due to force majeure. The term "force majeure" shall mean: any act of. God including, but not limited to storms, floods, washouts, landslides, and lightening; acts of the public enemy; wars, blockades, insurrection or riots; strikes or lockouts; epidemics or quarantine regulations; laws, acts, orders, or requests of federal, state, municipal or other governments or other governmental officers or agents under color of authority; freight embargoes or failures; exhaustion or unavailability or delays in delivery of any product, labor, service or material. If Lessee is required, ordered, or directed by any federal, state, or municipal law, executive order, rule, regulation, or request enacted or promulgated under color of authority to cease drilling operations, reworking operations or producing operations on the lands covered by this Lease, or if Lessee by force majeure is prevented from conducting drilling operations, reworking operations, or producing operations, then until such time as such law, order, rule, regulation, request, or force majeure is terminated and for a period of ninety (90) days after such termination each and every provision of this Lease that might operate to terminate it or the estate conveyed by it shall be suspended and inoperative and this Lease shall continue in full force. If any period of suspension occurs during the Primary Term, that time shall be added to the Primary Term.

           8.    Warranty of Title Lessor warrants and agrees to defend the title to the land and agrees that Lessee at its option, may discharge any tax, mortgage or other lien upon said land, and in the event Lessee does so, it shall be subrogated to any lien with the right to enforce same and apply accruing royalties toward satisfying it. Without impairment of Lessee's rights under this warranty, in the event of failure of title in whole or in part, it is agreed that if Lessor does not own or have the right to lease the entire mineral estate purported to be leased in the land subject to this Lease, then the royalties and any other sums payable shall be reduced proportionately. Should any party named above as Lessor fail to execute this Lease, or should any party execute the Lease who is not named as a Lessor, it shall nevertheless be binding on the party or parties executing it.

           9.   Release of Lease Lessee, its successors and assigns, shall have the right at any time to surrender this Lease, in whole or in part, to Lessor or Lessor's heirs and assigns by delivering or mailing a release to the Lessor, or by placing a release of record in the county in which the lands are located. After that time, Lessee shall be relieved from all obligations, expressed or implied, of this Lease as to the lands surrendered.

           This Lease is executed by Lessor on the date of the acknowledgment of Lessor's signature, but is effective as of the Effective Date.
Lessor /s/ Henry J. Janssen Jr. Henry J. Janssen, Jr.	/s/ John Lindsay John Lindsay

ACKNOWLEDGEMENT
STATE OF TEXAS	§
COUNTY OF KARNES	§

This instrument was acknowledged before me on the 19 day of July, 2006, by Henry J. Janssen, Jr.

Notary Public in and for the State of Texas Printed Name: Linda C. Janysek Commission Expires: 2-26-09

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